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                                                                     EXHIBIT 5.1


                                [SMF Letterhead]






                               September 26, 2001



Board of Directors
Rawlings Sporting Goods Company, Inc.
1859 Intertech Drive
Fenton, Missouri 63026

                                   Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

         We have served as counsel to Rawlings Sporting Goods Company, Inc. (the "Company") in connection with the various legal matters relating to the filing of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, relating to 200,000 shares of common stock of the Company, par value $0.01 per share (the "Shares"), that may be offered and sold through the Rawlings Sporting Goods Company, Inc. 1994 Non-Employee Directors' Stock Plan (the "Plan").

         We have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Certificate of Incorporation, as amended, and Bylaws, as amended, certain resolutions adopted by the Board of Directors of the Company relating to the Plan and certificates received from state officials and from officers of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the correctness of all statements submitted to us by officers of the Company.

         Based upon the foregoing, we are of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

         2. All originally issued Shares, issued under the Plan, if any, if issued in accordance with the Plan, will be validly issued and outstanding and will be fully paid and nonassessable.



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Board of Directors
September 26, 2001
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         We consent to the use of this opinion as an exhibit to the Registration
Statement and to the use of our name in the Registration Statement. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offer and sale of the Shares pursuant to the Plan.

                                            Very truly yours,


                                            /s/ Stinson, Mag & Fizzell, P.C.
                                            --------------------------------
                                            STINSON, MAG & FIZZELL, P.C.




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